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                                                                    Exhibit 4.12

                                AGENCY AGREEMENT
                     10.35% COLLATERALIZED CONVERTIBLE NOTES

                       CIRCLE CREEK AQUACULTURE VIII, L.P.

         THIS AGENCY AGREEMENT is entered into by and among CIRCLE CREEK AQUACULTURE VIII, L.P., a Tennessee Limited Partnership (hereinafter referred to as the "Partnership"), and the undersigned, a Registered Holder of one or more of the Partnership's 10.35% Collateralized Convertible Notes, each of whom is referred to herein as "Noteholder" and together referred to as "Noteholders"), and CHG Properties, Inc., a California corporation (the "Agent").

                                     PREFACE

         A. The Noteholder is payee of one or more of the Notes (the "Notes") issued by the Partnership. Up to $700,000 of the Notes are, or may be, issued by the Partnership.

         B. A copy of the form of the Notes is set forth as Exhibit "A" to this Agreement.

         C. The Notes were offered and sold by the Partnership to the Noteholder, pursuant to a Private Placement Memorandum dated August 15, 1995 (the "Memorandum"). The Agent has been provided with copies of the Memorandum and form of the Notes, and will hold the Security Instruments as they are, from time to time, created. Certain terms used herein have the same meanings as those set forth in the Memorandum, which is incorporated herein by reference.

         D. The Notes are, or will be, secured by the Collateral by means of one or more chattel mortgages, or other security agreements ("Security Instruments").

         E. The Noteholder desires that the Agent act as Noteholder's exclusive agent under this Agreement for the sole purposes of providing the services and performing the duties specified in Section 1 of this Agreement, and of enforcing the obligations of the Partnership under the Notes and the Security Instruments as provided herein.

         F. The Agent understands the purposes of its appointment as Noteholder's agent and accepts the appointment as such for the stated purposes only, and on the terms and conditions of this Agreement.

                                    AGREEMENT

SECTION 1. AGENT'S DUTIES

         (a) The Noteholder hereby authorizes the Agent to:

                  (i) act on behalf of the Noteholder, and as the Noteholder's exclusive agent, upon the occurrence of an Event of Default, as defined herein;

                  (ii) have the Security Instruments executed in its own name as trustee thereunder and to hold and release the same upon the Agent's signature alone, as provided herein. The Agent is authorized and directed to take all appropriate steps to release the Collateral, or any part thereof, from time to time, upon payment of the Notes, or part thereof, and to otherwise release portions of the Collateral pursuant to the terms of this Agreement including, but not limited to, the substitution therefor by other Security Instruments upon the Partnership's request.

                                   EXHIBIT "D"
                                       to

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                                   Memorandum

         (b) The authority given the Agent hereunder to take the acts provided herein, constitutes a limited power of attorney given by Noteholder to the Agent to carry out the actions for the Noteholder authorized herein, which limited power of attorney is coupled with an interest and is irrevocable, so long as this Agreement remains in effect.

         (c) Nothing herein shall act to appoint the Agent as depository for the Notes and the Agent shall have no authority to establish or maintain the records of the Registered Holders of the Notes, hold Noteholder's original Note(s), nor to accept any payments made to Noteholder with respect to the Note(s) except as Noteholder authorizes the Agent to hold any funds received for the benefit of the Noteholders pursuant to instructions received from the Noteholders pursuant to Section 3 hereof.

         (d) The Agent shall act upon the written instructions of the Noteholders then holding of record a majority of the outstanding unpaid principal balance of the Notes ("a Majority Vote"). The Noteholders shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to them only through the Agent and shall have the right to direct the Agent to exercise any trust or power conferred on it pursuant to this Agency Agreement only by written instructions approved by a Majority Vote.

         (e) The Agent shall promptly provide Noteholder a copy of notice the Agent receives respecting the Notes in its capacity as the Agent hereunder.

SECTION 2. THE PARTNERSHIP'S DEFAULT

         (a) In the event that:

                  (i) The Agent receives written notice from one or more Noteholders stating that: a breach or an Event of Default (as defined in the Note) has occurred; the facts and circumstances constituting such Event of Default; the breach or default occurred more than thirty (30) days before the date of such notice and that the Event of Default has not been cured; or

                  (ii) The Partnership shall fail to timely deliver to the Agent the Registered Holder Records pursuant to Section 5(a) below, any Notice of Payment so required to be delivered pursuant to Section 5(a) below, or to timely deliver any report required to be delivered pursuant to Section 5(b) or 5(c) below or if any such Notice of Payment, if timely delivered, shows a default in the payment of interest or principal on the Notes; or

                  (iii) The Partnership shall fail to timely make a payment owed the Agent under the terms of this Agreement; or

                  (iv) There is issued against the Collateral any levy of attachment, execution, tax assessment or other similar process and it is not released within thirty (30) days of the date of issuance; or

                  (v) The Partnership shall fail to deliver or maintain to the Agent, Collateral Instruments of a form acceptable to the Agent in an aggregate amount sufficient to maintain the Collateral in the principal amount required, and the Partnership has failed to deliver or maintain said Collateral Instruments within thirty (30) days of written notice of such failure by the Agent to the Partnership;



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then the Agent shall promptly give written notice thereof to the Noteholders and to the Partnership, and request that the Noteholders give the Agent their written instructions. Such instructions may include, but are not limited to, judicial action, action in arbitration, or judicial or private sale of all or a part of the Collateral.

         (b) The Agent may rely on written notice to it of any of the foregoing and shall have no obligation to independently investigate or determine whether any act, failure to act, or occurrence constitutes a breach or Event of Default by the Partnership with respect to its obligations and duties under the Notes.

         (c) The Agent may, but shall not be required to, advance costs, expenses or other payments on behalf of Noteholder; provided, however, that any monies advanced by the Agent on behalf of Noteholder shall be reimbursed to the Agent immediately upon the Agent's written notice to Noteholder. The Agent shall not be required to do any further act or take any further action, except in accordance with specific written instructions from a Majority Vote, which written instructions may authorize the Agent, among other things, to retain on behalf of the Noteholders such attorneys, accountants or other persons as the Agent shall deem necessary or appropriate to effect such action; provided, however, that the Agent shall be indemnified against its expense and liability from such action in form and substance satisfactory to the Agent.

         (d) The Agent shall have no liability for any act done by the Agent or any action taken by the Agent in accordance with such written instructions. Notwithstanding any other provisions of this Agreement, at any time after the Agent gives the Partnership and Noteholder notice as provided in this section, the Agent, at its election, may resign by mailing written notice of its resignation to the Partnership and to Noteholder by U.S. Mail, postage prepaid. After mailing such notice of resignation, the Agent shall have no further obligation to do any further acts or take or prosecute any further action.

SECTION 3. LIMITATIONS AND QUALIFICATIONS TO THE AGENT'S DUTIES

         (a) The Agent shall perform such duties, and only such duties, as are specifically set forth in this Agreement and no implied covenants or obligations shall be read into this Agreement against the Agent; and the Agent, in the absence of bad faith, may conclusively rely on all reports received from the Partnership or instructions received from Noteholder as true and correct and signed by the persons purporting to sign them.

         (b) No provision of this Agreement shall require the Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers unless it shall have reasonable grounds for believing that repayment of such funds will be made and such repayment is adequate indemnity against such risk or liability.

         (c) The Agent may consult with counsel and the written advice of such counsel shall be full and complete authorization and protection with respect to any action taken, suffered or omitted by it hereunder, if in good faith and in reliance thereon.


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         (d) The Agent shall have the right to decline to follow any such direction if the Agent, having been advised by counsel, shall determine that the action so directed may not be lawfully taken, or if the Agent determines that the action so directed would be unduly prejudicial to the Noteholders not taking part in such direction. The Noteholders may waive any past default under the Notes and its consequences, except a default on the payment of principal or interest on any of the Notes, by written instructions approved by a Majority Vote. In the case of any such waiver, the Partnership, the Agent and the Noteholder shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend any subsequent or other default or impair any right consequent thereon.

         (e) In performing its duties hereunder, the Agent may rely solely on the Registered Holder Records and other documents provided to it by the Partnership pursuant to Section 5 below. Also, the Agent may rely and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, Note, or other paper, or document believed by it to be genuine and to have them signed or presented by the proper party or parties.

         (f) The Agent may execute any of its powers or perform any of its duties hereunder, either directly or by or through its agents or attorneys, and the Agent shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it in good faith and with due care.

         (g) The Agent and/or its Affiliates may invest in the Notes for their own account, and hold any such Notes in their own name or the name of a designee. Any actions taken by the Agent and/or its Affiliates with regard to their own Notes shall be in their own best interests and shall not be deemed to conflict with the Agent's duties or obligations to the other Noteholders hereunder.

SECTION 4. MAINTENANCE OF COLLATERAL

         (a) Under the terms of the Notes, the Partnership shall maintain the Collateral as security for payment of interest and principal on the Notes. The security interests in the Collateral shall be comprised of Security Instruments delivered to the Agent and naming the Agent trustee thereunder. The Security Instruments shall consist of chattel mortgages or other security instruments constituting senior liens on security interests in the Collateral as described in the Memorandum.

         (b) The Partnership shall, at all times, maintain the Collateral in good condition within the standards of the catfish farming industry.

         (c) The Partnership may, from time to time, substitute one or more Security Instruments for existing Security Instruments upon written request and presentation to the Agent of an acceptable substitute Security Instrument(s). Upon such written request and delivery to the Agent of the substitute Security Instrument(s), the Agent shall forthwith reconvey the Security Instrument(s) requested.

         (d) In the event one or more Security Instruments becomes of no value, the Partnership shall, upon request of the Agent, promptly deliver to the Agent an acceptable Security Instrument(s) in replacement thereof.



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         (e) All Security Instruments delivered by the Partnership to the Agent shall be in proper form and shall be delivered with proof of recordation in the appropriate public records. With each such Security Instrument, the Partnership shall deliver to the Agent a description of the property secured by the Security Instrument. The Agent shall have the right to reject any such Security Instrument only if the Security Instruments are in a form unacceptable to the Agent.

         (f) The Agent's determination not to accept any Security Instrument shall be in its sole discretion, and Noteholder shall have no recourse against the Agent with respect to such determination. Noteholder, severally but not jointly, and with all of the Noteholders, agrees to hold the Agent harmless and to indemnify it against any loss or damage resulting from the failure of the Noteholders to obtain or realize value for the Security Instrument, or any of them, equal to or exceeding the amount of interest and principal owing on the Notes.

SECTION 5. REPORTS BY THE PARTNERSHIP

         (a) The Partnership shall, by the tenth (10th) day of each month in which Notes remain outstanding, deliver to the Agent a schedule of the Registered Holders of the Notes as of the last day of the preceding month listing each Registered Holder's name, designated mailing address, and amount of Notes held of record (the "Registered Holder Records").

         (b) The Partnership shall, within ten (10) days following the end of each calendar quarter in which any of the Notes remain outstanding, deliver to the Agent by certified mail or express or registered mail, or its equivalent, Notice of Payment which shall consist of a written schedule of the Notes outstanding as of the payment record date for such calendar quarter and the amount of interest and principal, if any, paid by the Partnership with respect to each such Registered Holder for such calendar quarter.

         (c) The Partnership shall, within ten (10) business days of the Agent's written notice of request to the Partnership, provide the Agent with a report, certified to be true and complete by the Partnership, as to the place, book number and page number wherein any Security Instrument has been recorded and any other information reasonably requested by the Agent as necessary and proper to the exercise of its duties and authority hereunder.

         (d) Within ten (10) business days of their preparation, the Partnership shall provide the Agent with copies of its quarterly and annual financial statements and its annual report to the Limited Partners, along with a certificate duly executed by an officer of the Partnership that as of the date of execution, no Event of Default by the Partnership exists under the terms of the Notes.

SECTION 6. RESIGNATION AND REPLACEMENT OF THE AGENT

         Subject to Section 3 hereof, the Agent may terminate this Agreement by giving thirty (30) days prior written notice of such termination. In such event, Noteholder, along with all other Noteholders, may by a Majority Vote elect a replacement Agent to serve under the terms of this Agreement. In the event this Agreement is terminated and the Agent is not replaced, any action the Agent can take under this Agreement may be taken by a Majority Vote.




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SECTION 7. COMPENSATION

         The Agent shall be entitled to reasonable compensation and to be reimbursed, upon request, for all of its reasonable costs, expenses and/or disbursements incurred or made in accordance with any provision of this Agreement. The Agent's regular compensation shall be an amount payable in advance on the first of January of each year equal to the greater of $1,000 or an amount equal to two-tenths of one percent (0.2%) of the principal amount of the Notes issued which is subject to this Agreement and outstanding on the January first on which payment is due. Provided, however, that payment for 1995 shall be $500, which amount shall be payable upon execution of this Agreement.

SECTION 8. INDEMNIFICATION

         Noteholder hereby agrees, severally but not jointly with the other Noteholders, to indemnify the Agent and to hold it harmless against, any loss, liability or expense incurred without gross negligence or bad faith on its part, or arising out of or in connection with the acceptance or administration of this Agreement.

SECTION 9. TERM

         (a) This Agreement shall continue for the term of the Notes, and shall be terminated only upon final payment of all principal and interest due and payable on the Notes and full release of the Collateral for the Notes.

         (b) As between the Noteholder, the Agent and the Partnership, this Agreement shall be deemed coupled with an interest and may not be terminated; except that the Agent may, from time to time, be removed and replaced as herein provided.

SECTION 10. GOVERNING LAW

         This Agreement shall be construed and enforced in accordance with the laws of the State of Tennessee.

SECTION 11. NOTICES

         Except as otherwise provided in this Agreement, all notices shall be in writing and shall be personally delivered or mailed first class, postage prepaid, addressed as follows:

                  To Noteholder:

         At the address set forth on the Noteholder's executed and accepted Loan Agreement of even date herewith, or if of a later date in the Registered Holder's Records referenced in Section 5(a) above.







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                           To The Partnership:

                           George S. Hastings, Jr.
                           General Partner
                           Circle Creek Aquaculture, Inc.
                           4307 Central Pike
                           Hermitage, Tennessee  37076

                  To the Agent:

                           CHG Properties, Inc.
                           11545 West Bernardo Court, Suite 100
                           San Diego, California 92127


SECTION 12. BINDING ON NOTEHOLDERS

         By entering into this Agreement, Noteholder agrees that all of the terms and conditions hereof shall be binding upon Noteholder, its assigns, heirs and successors in interest, to the same extent and in the same manner as such terms and conditions are binding on all Noteholders. Noteholder agrees that the Agent's duties hereunder are owed to all Noteholders or holders of Notes.

SECTION 13. RECOGNITION OF TRANSFERS

         The Notes are restricted as to transfer. The Agent acknowledges that during the term of this Agreement, the Notes may be transferred to certain individuals and/or entities, and that such transfers shall be effective, and the transferee substituted as a Noteholder hereunder, only upon the Agent's receipt from the Partnership of written notice of such transfer, setting forth the full name and address of such transferee, who shall thereafter be deemed to be a Noteholder hereunder, and without the necessity of any further amendment to this Agreement.

SECTION 14. AMENDMENTS

         This Agreement may be amended, from time to time, by the Majority Vote of the Noteholders, the Partnership and the Agent; or by the Agent and the Partnership, without the consent of the Noteholders, to:

                  (a) Conform to the requirements of federal and state laws and regulations, provided that such amendment is for the benefit of and not adverse to the interests of the Noteholders;

                  (b) Add to the representations, duties or obligations of the Agent or the Partnership, or to surrender any rights or powers granted to the Agent or the Partnership herein, for the benefit of the Noteholders; or

                  (c) Cure any ambiguity and to correct or to supplement any inconsistent provision in this Agreement.


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SECTION 15. ENTIRE AGREEMENT

         This Agreement constitutes the entire agreement between the Partnership, Noteholder and the Agent with respect to the matters addressed herein.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the _____ day of _______________ 1995.


THE AGENT                           THE PARTNERSHIP

CHG PROPERTIES, INC.                CIRCLE CREEK AQUACULTURE VIII, L.P.


By:                                 By:
   ---------------------                ---------------------------------------
                                        GEORGE S. HASTINGS, JR.
                                        General Partner


                                    By: Circle Creek AquaCulture, Inc.,
                                        a Tennessee corporation, General Partner


                                    By:
                                        ---------------------------------------
                                        GEORGE S. HASTINGS, JR., President





NOTEHOLDER:

      Execution by Noteholder of the Loan Agreement for the Note(s), reciting that it constitutes the signature page for the Agency Agreement, shall constitute Noteholder's execution of this Agreement.


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